ASSETS PURCHASE AGREEMENT

     ASSETS PURCHASE AGREEMENT, dated as of July 2, 1999 by and between COMPU-DAWN, INC., a Delaware corporation ("Seller"), having its principal place of business at 77 Spruce Street, Cedarhurst, New York 11516 and ADMIT COMPUTER SERVICES, INC. a New York corporation ("Purchaser"), having its principal place of business at 185 Merritts Road, Farmingdale, New York 11735.

     WHEREAS, Seller is engaged, in part, in the business of designing, developing, licensing, installing and servicing computer software products and systems predominantly for public safety and law enforcement agencies; and

     WHEREAS, Purchaser is engaged, in part, in the business of designing, developing, licensing, installing and servicing computer software for public safety and municipal government agencies, and desires to purchase all of the above-described Public Safety Software Business assets of Seller (as hereinafter defined); and

     WHEREAS, subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Public Safety Software Business and the assets of Seller used therein.

     NOW, THEREFORE, in consideration of the premises and of the respective covenants, representations, warranties and agreements herein contained for other good and valuable consideration receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


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                          ARTICLE I - PURCHASE AND SALE

          1.1 Agreement to Sell. Seller hereby grants, sells, conveys, assigns, transfers and delivers to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to: (a) all assets, rights and properties, tangible and intangible, of Seller's Public Safety Software Business (excluding cash and cash equivalents) wherever situated used or usable in connection with the
     design,  development,   licensing,   installation  and  servicing  computer
     application software systems for law enforcement and public safety agencies, including, without limitation, computer-aided dispatching ("CAD" and "V-CAD"), computer interfacing with local, state and national crime information databases, advanced wireless mobile on-line communications computing ("AMO"), automatic vehicle location ("AVL"), records management, and photo-imaging database systems, the foregoing systems marketed under product lines 'ALECS I", "ALECS II", "ALECS 2000", "AFFECT", "PISTOL", "AVL", "AMO", "CAD", "V-CAD" and "ARMS" (the "Public Safety Software Business"), all as more particularly described in the Seller's Annual Report on Form 10-KSB dated March 31, 1999 as filed with the Securities and Exchange Commission; (b) the names "ALECS I", "ALECS II", "ALECS 2000", "AFFECT", "PISTOL", "AVL", "AMO", "CAD", "V-CAD", "ARMS" and "Compu-DAWN" (except that Compu-DAWN has the right to use the name Compu-DAWN for corporate purposes, but not with respect to products or services which compete directly or indirectly with the Public Safety Software Business, until Compu-DAWN changes its name as required in the Agreement) and all goodwill associated therewith; and (c) the Business as a going concern (which Public Safety Software Business, names, goodwill, assets, properties and rights are herein sometimes called the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever except Permitted Liens as defined in Section 3.1.13 hereof.

               1.1.1 Included Assets. The Assets shall include without limitation the following assets, properties and rights of Seller used directly or indirectly in the conduct of, or generated by or constituting, the Public Safety Software Business, except as otherwise expressly set forth in Section 1.1.2 hereof:

                    (a) trade marks, trade names, patents, inventions,  designs, drawings, specifications, object and source codes, know how and technical information, software to the extent owned by Seller, and all copyright and all other intellectual property rights used or usable in the Public Safety Software Business or under development;

                    (b) the exclusive right for Purchaser to represent itself as carrying on the Public Safety Software Business in succession to Seller;

                    (c) all contract rights,  including all outstanding  orders, work, work-in-progress and maintenance/support work together with all fees payable thereon and licenses to use third party owned software used by Seller in the development of the products;

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                    (d) all accounts receivables as the date hereof ;

                    (e) all  literature,  inventory  and supplies on hand and on order;

                    (f) certain computer hardware (including development server, communications server, certain personal computers, demonstration equipment) described on Schedule 1.1.1(f) annexed hereto;

                    (g) all rights under any patent,  trademark,  service  mark, trade name or copyright, whether registered or unregistered, and any applications therefor;

                    (h) trade show displays on hand or on order;

                    (i) lists of customers,  suppliers and  accounting and other records;

                    (j) all rights or choses in actions arising out of occurrences before or after the Closing, including without limitation all rights under express or implied warranties relating to the Assets;

                    (k) all information,  files, records, data, plans, contracts and recorded knowledge related to the foregoing.


               1.1.2 Notwithstanding the foregoing, the Assets shall not include any of the following:

                    (a) all cash or cash equivalents of the Seller in hand or in bank accounts at the Closing and all marketable securities;

                    (b) loans receivable;

                    (c) the  corporate  seals,  certificates  of  incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of Seller;

                    (d) the rights  which  accrue or will accrue to Seller under this Agreement;

                    (e) the rights to any of  Seller's  claims for any  federal, state, local, or foreign tax refunds; or

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                    (f) the assets, properties or rights of Seller in and to its business carried on under the name "e.TV Commerce, Inc.".

          1.2 Agreement to Purchase. Purchaser hereby purchases the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (hereinafter defined in Section 1.3 hereof). Except as specifically provided in section 1.4 hereof, Purchaser shall not assume or be responsible for any liabilities or obligations of the Business or Seller.

          1.3 The Purchase Price.

               1.3.1 Purchase Price. The Purchase Price shall be the following:

                    (a) The sum of Five  Hundred  Thousand  ($500,000)  Dollars.
               Seller and Purchaser acknowledge that Purchaser has heretofore paid Fifty Thousand ($50,000) Dollars (the "Downpayment") of said Purchase Price that is on deposit with Seller's attorneys (the "Escrow Agent") which sum shall be delivered to Seller by the Escrow Agent pursuant to the terms of the Escrow Agreement upon consummation of the Closing; and

                    (b) Purchaser shall pay Seller a royalty in the manner provided for in Section 8.1 as follows:

                         (i) Ten (10%) percent of the amount  actually  received
                    by Purchaser (excluding sales tax, if any) from present customers of Seller during the five-year period after the date of the Closing (the "Post Closing Five-Year Period") who are identified in Schedule 1.3.1 (b)(i) annexed hereto from (a) new sales or licensing orders placed during the Post Closing Five-Year Period of the following (i) Seller's Public Safety Software Systems; and (ii) Purchaser's Impact public safety software products and/or consulting services relating to public safety software, and (b) maintenance services provided.

                         (ii) Ten (10%) percent of the amount actually  received
                    by Purchaser (excluding sales tax, if any) from sales or licensing orders placed during such Post Closing Five-Year

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                    Period  of  any  of  Seller's  Public  Safety  Software
                    Systems and modules thereof to any customer together with the maintenance fees allocable to said product of Seller for services provided during the Post Closing Five-Year Period.

                         (iii) Six and one-quarter (6.25%) percent of the amount
                    actually received by Purchaser (excluding sales tax, if any) from any customer who purchases or licenses during the Post Closing Five-Year Period a public safety software system which is the result of a redesigned software system combining in one system elements of Seller intellectual property and Purchaser intellectual property.

     Seller and Purchaser agree that the royalties  provided for in this Section
1.3 shall apply to amounts actually received by Purchaser after the expiration of the Post Closing Five-Year Period in respect of new sales or licensing orders that were firm orders during the Post Closing Five-Year Period.

                    1.3.2 Payment of Purchase Price. (a) On the Closing Date Purchaser shall pay (i) to Seller, on account of the Purchase Price, the amount of $450,000 (the "Seller Closing Payment") payable by certified or bank cashier's check or by wire transfer of immediately available funds to Seller , and (ii) the Purchaser and Seller shall cause the Escrow Agent to remit the Downpayment to Seller.

                         (b) Purchaser shall make Royalty  Payments to Seller in
                    accordance with Section 8.1 hereof.

                    1.3.3 Allocation of Purchase Price. The Purchase Price and the liabilities assumed by Purchaser in accordance with Section
               1.4 hereof (together, the "Total Consideration") as finally determined shall be allocated among the Assets acquired hereunder as described on Schedule 1.3.3 hereof. Seller and Purchaser each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.3.

               1.4 Purchaser hereby assumes only the obligations of Seller set forth in contracts listed in Schedule 1.4 annexed hereto to be performed on or after the date hereof (the "Assumed Liabilities"), including, without

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          limitation,   to  install,   service  and  maintain  software  systems
          specified in such assumed contracts. Purchaser shall not assume or agree to pay, discharge or perform any:

                         (i) accounts,  loans,  notes and other payables and all
                    liabilities of whatsoever character existing as of the Closing Date; or

                         (ii)  liabilities  or  obligations  arising  out of any
                    breach by Seller of any provision of any agreement, contract, commitment or license, including but not limited to liabilities or obligations arising out of Seller's failure to perform any agreement, contract, commitment or license in accordance with its terms prior to the Closing, but excluding however any liability arising out of the assignment to Purchaser of such agreements, contracts, commitments or leases in violation of the terms thereof to the extent that the agreement, contract, commitment or lease is listed on Schedule 1.4 annexed hereto.

                         (iii) any product liability or similar claim for injury
                    to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or licensed by or on behalf of Seller on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

                         (iv) any  federal,  state or local  income or other tax
                    (a) payable with respect to the business, assets, properties or operations of Seller or any member of any affiliated group of which Seller is a member for any period prior to the Closing Date, or (b) incident to or arising as a consequence of the negotiation or consummation by Seller or any member of any affiliated group of which either is a member of this Agreement and the transactions contemplated hereby;

                         (v) any liability or obligation  under or in connection
                    with the  assets  excluded  from the  Assets  under  Section
                    1.1.2;

                         (vi) any liability or obligation arising prior to or as
                    a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing, or under any benefit arrangement with respect thereto; or

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                         (vii) any liability or obligation of Seller  arising or
                    incurred in connection with the negotiation, preparation and
                    execution   of   this   Agreement   and   the   transactions
                    contemplated hereby and fees and expenses of counsel, accountants and other experts.

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            ARTICLE II - CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
                 CONSENTS, CHANGE IN NAME AND FURTHER ASSURANCES


          2.1 The closing (the "Closing") of the sale and purchase of the Assets shall take place at 10:00 A.M., on the date the date hereof at the offices of Certilman Balin Adler & Hyman, LLP, The Financial Center, 90 Merrick Avenue, East Meadow, New York 11554. The date of the agreed Closing is sometimes herein referred to as the "Closing Date".

          2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

               (a) Seller shall deliver to Purchaser the following:

                    (i) such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Assets, including without limitation, (A) good and valid title in and to all of the Assets owned by Seller, (B) all of Seller's rights under all agreements, contracts, commitments, licenses, proposals, and other documents included in the Assets to which Seller is a party or by which it has rights on the Closing Date; and

                    (ii)  all  of  the   agreements,   contracts,   commitments,
               licenses, plans, bids, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondences, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Assets;

and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Assets.

               (b) Purchaser shall deliver to Seller the following:

                    (i) the Seller  Closing  Payment in accordance  with Section
               1.3.2 hereof;

                    (ii) an undertaking  whereby Purchaser will assume and agree to pay, discharge or perform, as appropriate, Seller's liabilities and obligations to the extent and as provided in
               Section 1.4 hereof in form reasonably satisfactory to Seller and its counsel;

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                    (iii) a security  agreement  granting  the Seller a security interest in the Assets in forms reasonably satisfactory to Seller and subordinate to the first priority security interest of Purchaser's lender, State Bank of Long Island;

               (c) Purchaser shall direct the Escrow Agent to deliver the Downpayment to Seller as provided in Section 1.3.2 (ii) hereof.

               (d) The items in Article V hereof have been delivered.

          2.3 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, license, Authorization (as defined in Section 3.1.15) or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Asset, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

          2.4 Change in Name. On or before December 31,1999, Seller shall convene a meeting of its stockholders at which the Seller will present to its stockholders for approval, among any other things, the amendment to Seller's Certificate of Incorporation to change Seller's name to another name bearing no similarity to "Compu-DAWN" and the Seller shall cause its Board of Directors to recommend such name change to its stockholders and if such name change is approved, the Seller shall promptly thereafter file an Amendment to Seller's Certificate of Incorporation effectuating such name change (the "Name Change Amendment") with the Secretary of State of Delaware and an appropriate name change notice for each state where Seller is qualified to do business. Seller hereby appoints Purchaser as its attorney-in-fact effective upon the filing of the Name Change Amendment by the Seller to file all such State name change notices on or after the Closing Date.

          2.5 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by Purchaser at the Closing pursuant to Section 1.4 hereof. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably

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requested  from time to time by any  other  party as  necessary  to carry out or evidence the intended purposes of this Agreement.

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                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser as:

               3.1.1 Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Public Safety Software Business by it requires it to be so qualified, all of which jurisdictions are listed on Schedule 3.1.1 annexed hereto.

               3.1.2 Corporate Power; Authorization; Enforceable Obligations. Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of Seller by duly authorized officers or agents (including without limitation Mark Honigsfeld) of Seller, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller enforceable in accordance with their respective terms.

               3.1.3 No Interest in Other Entities. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets.

               3.1.4 Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (hereinafter defined in Section 3.1.15), or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder, except as set forth on Schedule 3.1.4 annexed hereto. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

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               3.1.5 No Third Party Options.  There are no existing  agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of Seller.

               3.1.6 Financial Statements. Seller has delivered to Purchaser true and complete copies of the Seller's Annual Report on Form 10- KSB for the year ended December 31, 1998, the "Form 10-KSB" as filed with the Securities and Exchange Commission and containing therein the balance sheet of Seller at December 31, 1998 and December 31, 1997 and the related statements of operations, cash flow and statement of shareholders equity for the fiscal years then ended, certified by Seller's Auditors (the Audited Financial Statement") and the Seller's Quarterly Report on Form 10-QSB for the three month's ended March 31, 1999 as filed with the Securities and Exchange Commission containing therein the balance sheet of Seller at March 31, 1999 (the "Balance Sheet") and March 31, 1998 and the related consolidated condensed statements of operations and cash flows (together with the Audited Financial Statements, the "Financial Statements") for the three months then ended, together with current reports on Form 8K for events dated May 11, 1999 and June 9, 1999 respectively referred to as the "SEC Reports"). Such financial statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated and such statements fairly present the results of operations, cash flow and changes in shareholders equity of Seller for the periods indicated.

               3.1.7 Accounts Receivable. The accounts receivable of Seller arising from the Public Safety Software Business as set forth on the Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less the recorded allowance for collection losses determined in accordance with generally accepted accounting principles consistent with-past practice, except as set forth on Schedule 3.1.7 annexed hereto.

               3.1.8 Inventory. Seller has no inventory.

               3.1.9 Absence of Undisclosed Liabilities. Seller has no liabilities or obligations with respect to the Public Safety Software Business, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                    (a) liabilities and obligations detailed or set forth in the
               Financial Statements, elsewhere in the SEC Reports, in this Agreement or the Schedules annexed hereto;


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                    (b) those accounts payable,  notes, loans and other payables and liabilities or obligations set forth in the Financial Statements and the SEC Reports or Schedule 3.1.9 (b) annexed hereto and not heretofore paid or discharged;

                    (c) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan unless specifically disclosed on the Schedules annexed hereto or disclosed in the SEC Reports; and

     For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

               3.1.10 Tax and Other Returns and Reports. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the Assets. Seller has no knowledge of any basis for any additional assessment of any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof). Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon Seller.

               3.1.11 Books of Account. The books, records and accounts of Seller maintained with respect to the Public Safety Software Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Public Safety Software Business. Seller has not engaged in any transaction with respect to the Public Safety Software Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Public Safety Software Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business, except those which will not have a material adverse effect on the Assets.

               3.1.12 Existing Condition. Except as set forth in the SEC Reports, since the Balance Sheet Date, Seller with respect to the Public Safety Software Business has not:

                    (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to any of the Assets;

                    (b) sold, encumbered,  assigned or transferred any assets or properties which would have been included in the Assets if the Closing had been held on the Balance Sheet Date or on any date since then, except for the sale of inventory in the ordinary course of business consistent with past practice;

                    (c) mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens (hereinafter defined in Section 3.1.13);

                    (d) made or suffered  any  amendment or  termination  of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business included in the Assets or the liability assumed by the Purchaser hereunder;

                    (e) [Intentionally left Blank];

                    (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its Public Safety Software Business, or the Assets or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $25,000 related to the Public Safety Software Business or the Assets or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its Public Safety Software Business;

                    (g)  suffered  any  material  adverse  change in its  Public
               Safety   Software   Business,   or  the  Assets,   (financial  or
               otherwise);

                    (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its Public Safety Software Business or the Assets;

                    (i) made commitments or agreements for capital  expenditures or capital additions or betterments
               exceeding in the aggregate $50,000 in connection with the Public Safety Software Business or the Assets except such as may be involved in ordinary repair, maintenance or replacement of any Assets;

                    (j) [Intentionally left Blank];

                    (k) changed any of the accounting  principles followed by it or the methods of applying such principles; or

                    (1) entered into any transaction  other than in the ordinary course of business consistent with past practice.

               3.1.13 Title to Properties. Seller has good and valid title to the Assets, real, personal and mixed, which it purports to own, including without limitation all Assets reflected in the Balance Sheet (except for inventory sold since the date thereof in the ordinary course of business consistent with past practice) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current real or personal property taxes not yet due and payable, and (ii) liens disclosed in Schedule
          3.1.13 in response to this Section ("Permitted Liens").

               3.1.14 Condition of Tangible Assets. All material items of tangible Assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Seller or necessary to the operation of the business of Seller at 77 Spruce Street, Cedarhurst, New York, except for leased items disclosed in Schedule 3.1.14 and for items of immaterial value.

               3.1.15 Compliance with Law; Authorizations. Seller has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject ("Regulations") the violation of which Regulations would have a material adverse effect on the Public Safety Software Business, the Assets or the Seller's ability to consummate the transactions contemplated by this

          Agreement. Seller owns, holds, possesses or lawfully uses in the operation of its Public Safety Software Business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its Public Safety Software Business as now or previously conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the Public Safety Software Business of Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorizations. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of Seller or any affiliates of Seller, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the business of Seller as now or previously conducted.

               3.1.16 Transactions With Affiliates. No shareholder, director, officer or employee of Seller, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with Seller, except as set forth in the SEC Reports and those which would not have a material adverse effect on the Public Safety Software Business, the Assets or the ability of the Seller to consummate the transactions contemplated by this Agreement.

               3.1.17 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Seller, threatened against Seller or which relates to the Assets of Seller or the transactions contemplated by this Agreement, nor does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Public Safety Software Business, its Assets or the transactions contemplated hereby. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect The Public Safety Software Business, its Assets or the transactions contemplated hereby.

               3.1.18 Insurance. The Assets and Public Safety Software Business, properties and operations of Seller are insured under various policies of general liability and other forms of insurance, all of which are described in Schedule 3.1.18 annexed hereto, which discloses the risks insured against, coverage limits, each policy deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing event which, with the giving of notice or lapse time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the Public Safety Software Business and Assets of Seller and all premiums to date have been paid in full. Seller has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 3.1.18 annexed hereto also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the Public Safety Software business the Assets and the Assumed Liabilities of Seller.

               3.1.19 Contracts and Commitments. Except as set forth in the SEC Reports, and except to the extent that the following shall not have a material adverse effect on the Public Safety Software Business, the Assets, the Assumed Liabilities and the ability of Seller to consummate the transactions contemplated by this Agreement, Seller is not a party to any written or oral:

                    (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Public Safety Software Business;

                    (b) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Public Safety Software Business involving in any one case $5,000 or more;

                    (c) agreement, contract or commitment to sell or supply products or to perform services in connection with the Public Safety Software Business except as listed on Schedule3.1.19 (c) annexed hereto;

                    (d) agreement, contract or commitment relating to the Public
               Safety Software Business not otherwise listed on the Disclosure Schedule and continuing over a period of more than six months from the date hereof or exceeding $5,000 in value;

                    (e) distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Public Safety Software Business;

                    (f) lease  under  which  Seller  is either  lessor or lessee relating to the Assets or any property at which the Assets are located except for the lease to the premises located at 77 Spruce Street, Cedarhurst, New York;

                    (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Public Safety Software Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Public Safety Software Business;

                    (h) agreement,  contract or commitment for any charitable or political contribution relating to the Public Safety Software Business;

                    (i) commitment or agreement for any capital expenditure or leasehold improvement in excess of $5,000 relating to the Public Safety Software Business;

                    (j) agreement, contract or commitment limiting or restraining Seller, or any successor thereto from engaging or competing in any manner or in any aspect of the Public Safety Software Business, nor, to Seller's knowledge, is any employee of Seller engaged in the conduct of the Public Safety Software Business subject to any such agreement, contract or commitment;

                    (k) license,  franchise,  distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Seller in the conduct of the Public Safety Software Business except as set forth on Schedule 3.1.19(k) annexed hereto; or

                    (1) material  agreement,  contract or commitment relating to the Public Safety Software Business not made in the ordinary course of business.

               Each of the agreements, contracts, commitments, leases, licenses, plans and other instruments, documents and undertakings described in the SEC Reports or listed in the Schedules in response to this Section under which Purchaser is to acquire rights or assume obligations hereunder is valid and enforceable in accordance with its terms; Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof; Seller is not, and to Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, license, plan or other instrument, document or undertaking, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. No written or oral agreement, contract or commitment described therein requires the consent of any party to its assignment in connection with the transactions contemplated hereby, except as set forth in Schedule 3.1.19(m) annexed hereto.

               Each agreement, contract or commitment referred to in Section 3.1.19(c) hereof is in one of the forms attached to Schedule 3.1.19(c) or as an Exhibit to the SEC Reports (whether filed with the SEC Reports or incorporated therein by reference from reports, registration statements or other documents filed by the Seller with the SEC prior to the filing of the SEC Reports) with only such changes thereto as are necessary to reflect applicable fees, products, and time periods and such other changes therein as do not materially affect the rights or obligations of Seller thereunder.

               The Term Sheets relating to each such agreement, contract or commitment referred to in Section 3.1.19(c) hereof which have been previously delivered to Purchaser accurately disclosed the following: the customer name; whether or not the contract amount is fixed or may be varied based on services performed; if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount and the estimated contract amount most recently communicated to the customer; a good faith, reasonable estimate of the work completed and total costs incurred to the date hereof thereunder; the total billings as of the date hereof under such contract; the estimated completion dates therefor; whether or not Seller has any reason to believe that its profit margin with respect to such contract might be less than it has customarily achieved in the past for similar contracts; and whether such contract requires the furnishing of goods or services by persons other than the employees of Seller.

               3.1.20 Additional Information. Schedule 3.1.20 contains accurate lists and summary descriptions of the following:

                    (a) all  inventory,  equipment and furniture and fixtures of
               Seller included in the Assets as of the Balance Sheet Date, specifying such items as are owned and such as are leased and, with respect to the owned property, specifying its aggregate cost or original value and the net book value as of Balance Sheet Date and, with respect to the leased property as to which Seller is lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

                    (b) the names and titles of and  current  annual base salary or hourly rates for all employees of Seller engaged in the conduct of the Public Safety Software Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for, the vacation and severance benefits to which, each such person is entitled.

                    (c) all names under which Seller has  conducted any business or which it has otherwise used during the last five years.

               3.1.21 [Intentionally Omitted]

               3.1.22 Employee Benefit Plans and Arrangements. Schedule 3.1.22 annexed hereto contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Seller. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(i) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all employee pension benefit plans within the meaning of section 3(2) of ERISA. Each plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in Schedule 3.1.22.


               3.1.23 Intellectual Property Matters. The Seller in the conduct of the Public Safety Software Business did not and does not utilize any patent, trademark, tradename, service mark, copyright, computer software, trade secret or know-how except for those described in the SEC Reports and listed on Schedule 3.1.23(a) annexed hereto (the "Intellectual Property"), all of which are owned by the Seller free and clear of any liens, claims, charges or encumbrances or are licensed by Seller from third parties. The Seller does not infringe upon or unlawfully or wrongfully use any patent, trademark, tradename, service mark, copyright or trade secret owned or claimed by another. The Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, tradename, service mark, copyright or trade secret. No present or former employee of the Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, tradename, service mark or copyright, or in any application therefor, or in any trade secret, which the

          Seller owns, possesses or uses in its operations as now or heretofore conducted. Schedule 3.1.23(b) annexed hereto lists all confidentiality or nondisclosure agreements to which the Seller or any of Seller's employees engaged in the Public Safety Software Business is a party which relates to the Public Safety Software Business.

               3.1.24 The Software.

                    (a) Performance. The computer software of Seller included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the Software and is free of defects in programming and operation is year 2000 compliant as that phrase is more fully described in Seller's Form 10-KSB is in machinereadable form, contains all current revisions of such software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. Seller has delivered, or is delivering to Purchaser herewith, complete and correct copies of all user and technical documentation related to the Software.

                    (b) Enhancements,  New Products.  Neither Seller nor, to the
               best knowledge of Seller, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to Purchaser pursuant hereto or the development of any program or product based on the Software or any part thereof.

                    (c)  Development.  No  employee  of  Seller  is,  or is  now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of Seller during the time they were employees only of Seller and such Software does not include any inventions of the employees made prior to the time such employees became employees of Seller nor any intellectual property of any previous employer of such employee.

                    (d) Title. All right, title and interest in and to the Software, other than Software licensed by Seller from third parties, is owned by Seller, free and clear of all liens, claims, charges or encumbrances, are fully transferable to the Purchaser, and no party other than Seller has any interest in the Software, including without limitation, any security interest, license, contingent interest or otherwise. Seller's development, use, sale or exploitation of the Software does not violate, any rights of any other person or entity and Seller has not received any communication alleging such a violation. Seller does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Software nor has Seller granted to any other person or entity any license, option or other rights to sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

                    (e) Proprietary  Nature of Software.  Seller has kept secret and has not disclosed the source code for the Software owned by it to any person or entity other than certain employees of Seller who are subject to the terms of a binding confidentiality agreement with respect thereto. Seller has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including without limitation the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the software. There are no trademark rights of any person or entity in the names "ALECS I", "ALECS II", "ALECS 2000", "AFFECT", "PISTOL", "AVL", "AMO", "CAD", "V-CAD", and "ARMS".

                    (f) Delivery of All Copies. All copies of the Software embodied in physical form are being delivered to the Purchaser.
               3.1.25 [Intentionally Omitted].

               3.1.26 [Intentionally Omitted].

               3.1.27 Availability of Documents. Seller has made available to Purchaser copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, plans, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, tradenames, service marks, copyrights and applications therefor described in the SEC Reports and listed in the Schedules referred to herein, except those which are subject to a confidentiality agreement, which has not been waived by the other party thereto. Such copies are true and hereto or complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

               3.1.28 Assets. The Assets include all rights and property necessary to the conduct of the Public Safety Software Business by Purchaser in the manner it is presently conducted by Seller and no property excluded from the Assets under Section 1.1.2 hereof constitutes property or rights material to the Public Safety Software Business.

               3.1.29  Restrictions.  Seller  is not a party  to any  indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, may in the future materially adversely affect or materially restrict, the Public Safety Software
          Business, operations, assets, properties, prospects or condition (financial or otherwise) of the Public Safety Software Business after consummation of the transactions contemplated hereby.

               3.1.30 Conditions. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of the Public Safety Software Business which are known to Seller which would materially adversely affect the Public Safety Software Business other than such conditions as may affect as a whole the economy generally and as disclosed in the SEC Reports. Seller has used its best efforts to keep available for
          Purchaser  the  services  of  the  employees,  agents,  customers  and suppliers of Seller active in the conduct of the Public Safety Software Business. Seller does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby which will have a material adverse effect on the future operation of the Public Safety Software Business by the Purchaser after the Closing.

               3.1.31 Completeness of Disclosure. No representation or warranty by Seller in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

               3.2  Representations  and  Warranties  of  Purchaser.   Purchaser
          represents and warrants to Seller as follows:

               3.2.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

               3.2.2 Corporate Power, Authorization, Enforceable Obligations. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser in accordance with the provisions hereof (the "Purchaser's Documents") will be, duly executed and delivered on
          behalf  of  Purchaser  by  duly  authorized   officers  or  agents  of
          Purchaser, and this Agreement constitutes, and the Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms.

               3.2.3 Validity.of Contemplated Transactions,  etc. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents or ByLaws of, or any securities issued by, Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

               3.2.4 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Purchaser, threatened against Purchaser which may adversely affect the Purchaser's ability to perform its obligations hereunder, nor does Purchaser know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Purchaser's ability to perform its obligations hereunder. Purchaser is not a party to or subject to the provisions of any judgement, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Purchaser's ability to perform its obligations hereunder.

               3.2.5  Restrictions.  Purchaser is not a party to any  indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgement, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Purchaser can now reasonably foresee, may in the future materially adversely affect or materially restrict, the Purchaser's ability to perform its obligations hereunder.

               3.2.6 Solvency. As of the Closing and immediately after the Closing, Purchaser shall be solvent, and so far as Purchaser can reasonably foresee, Purchaser will be able to pay and perform its obligations hereunder as they become due.

               3.2.7 Completeness of Disclosure. No representa-tion or warranty by Purchaser in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the negotiation, execution or performance or this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

          3.3 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing for a period of three years notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

                                   ARTICLE IV


                             [Intentionally Omitted]

         ARTICLE V -ADDITIONAL DOCUMENTS TO BE DELIVERED AT THE CLOSING

          5.1 Conditions To Closing At the Closing the following additional documents will be delivered:

               5.1.1 Opinions of Counsel for Seller. Counsel for Seller, shall have delivered to Purchaser a written opinion, dated the Closing Date, in the form of [Exhibit A] hereto with only such changes as shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

               5.1.2  Consents and  Approvals.  Seller  shall have  delivered to
          Purchaser Consents required by the terms of the contracts, commitments, agreements or licenses listed in Disclosure Schedule 5.1. 2 hereto, or the holders of any indebtedness of Seller.

               5.1.3 Purchaser Borrowing. Purchaser shall have executed appropriate documents and obtained commercially acceptable financing in the sum of Five Hundred Thousand ($500,000) Dollars to be available at Closing.

               5.1.4 Corporate Matters. Seller shall have delivered to Purchaser a Certificate of the Secretary of the Seller certifying that all corporate action required to carry out this Agreement or incidental thereto have been duly approved.

               5.1.5 Opinion of Counsel for Purchaser. Counsel to Purchaser, shall have delivered to Seller a written opinion, dated the Closing Date, in the form of [Exhibit B] hereto with only such changes as shall be in form and substance reasonably satisfactory to Seller and its counsel.

               5.1.6 Corporate Matters. Purchaser shall have delivered to Seller a Certificate of the Secretary of the Purchaser certifying that all corporate action required to carry out this Agreement or incidental thereto have been duly approved.

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





                          ARTICLE VI - INDEMNIFICATION

          6.1 General Indemnification Obligation of Seller. From and after the Closing, Seller will reimburse, indemnify and hold harmless Purchaser and its successors and assigns (an "Indemnified Purchaser Party") against and in respect of:

                    (a) any and all damages, losses, deficiencies,  liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

                         (i) any and all  liabilities  and obligations of Seller
                    of any nature whatsoever, except for those liabilities and obligations of Seller which Purchaser specifically assumes pursuant to this Agreement;

                         (ii) any and all  actions,  suits,  claims,  or  legal,
                    administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Purchaser Party that relate to the Public Safety Software Business in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Seller or any director, officer, employee, agent, representative or subcontractor of Seller, except for those which Purchaser specifically assumes pursuant to this Agreement; or

                         (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the execution or performance of this Agreement; and

                    (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.1.

          6.2 General Indemnification Obligation of Purchaser. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Seller and its successors or assigns (an "Indemnified Seller Party") against and in respect of:

                    (a) Any and all damages, losses, deficiencies,  liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of: (i) any and all liabilities and obligations of Seller which have been specifically assumed by Purchaser to this Agreement;

                         (ii) (a) any  misrepresentation,  breach of warranty or
                    non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the execution or performance of this Agreement; and

                    (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.2.

          6.3 Method of Asserting Claim. In the event that any claim or demand for which Seller would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify Seller of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Seller shall have ten (10) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (A) whether or not they dispute their liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and (B) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claim or demand.

                    (a) If Seller  disputes its  liability  with respect to such claim or demand or the amount thereof (whether or not Seller desires to defend the Indemnified Purchaser Party against such claim or demand as provided in paragraphs (b) and (c) below), such dispute shall be resolved in accordance with Section 6.5 hereof. Pending the resolution of any dispute by Seller of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Purchaser Party.

                    (b)  In the  event  that  Seller  notifies  the  Indemnified
               Purchaser Parties within the Notice Period that it desires to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, Seller shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of Indemnified Purchaser Party becoming subject to liability for any other matter; provided, however, Seller shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Purchaser Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Purchaser Party, including without limitation the administration of the tax returns and responsibilities under the tax laws of any Indemnified Purchaser Party, then the Indemnified Purchaser Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of Seller hereunder; provided, however, that the Indemnified Purchaser Party shall not settle any such claim or demand without the prior written consent of Seller which consent shall not be unreasonably withheld. If the Indemnified Purchaser Party should elect to exercise such right, Seller shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

                    (c) (i) If  Seller  elects  not to  defend  the  Indemnified
               Purchaser Party against such claim or demand, whether by not giving the Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Seller or by the Indemnified Purchaser Party (but none of the Indemnified Purchaser Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of Seller hereunder, unless Seller shall have disputed its liability to the Indemnified Purchaser Party hereunder, as provided in (a) above, in which event such dispute shall be resolved as provided in Section 6.5 hereof.

                         (ii) In the event an Indemnified Purchaser Party should
                    have a claim against Seller hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified
                    Purchaser Party shall promptly send a Claim Notice with respect to such claim to Seller. If Seller disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 6.5 hereof; if Seller does not notify the Indemnified Purchaser Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of Seller hereunder.

                    (d) All claims for  indemnification by an Indemnified Seller
               Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchaser" for "Seller".

          6.4 Payment. Upon the determination of the liability under Section 6.3 or 6.5 hereof, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person, firm or corporation, to setoff the unpaid amount of any such claim against any amounts owed by it under any agreements entered into pursuant to this Agreement. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of an indemnified party against any person, firm or of the corporation with respect to the subject matter of such claim.

          6.5 Arbitration. (i) All disputes under this Article VI shall be settled by arbitration in Nassau County, New York, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving to each other party to a dispute written notice that such dispute has been referred to arbitration under this Section 6.5. The arbitrator shall be selected by the joint agreement of Seller and Purchaser, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

                    (ii) To the  extent  that  arbitration  may  not be  legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 6.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

          6.6 Compliance with Bulk Sales Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller shall indemnify Purchaser in the manner set forth in Section 6.3 herein from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Agreement.

          6.7 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VI are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

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




                       ARTICLE VII - POST CLOSING MATTERS

          7.1 Employee Benefits. Seller shall pay directly to each employee of the Public Safety Software Business that portion of all benefits (including the arrangements, plans and programs set forth in Schedule 3.1.22) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement or plan maintained by Seller therefor shall be paid by Seller within 30 days after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan. All employees of Seller who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

          7.2 Names of Employees. As of the Closing Date, Purchaser shall offer employment to, and Seller shall use its reasonable best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Public Safety Software Business who are identified by Purchaser in Schedule 7.2 annexed hereto (the "New Employees"). Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the New Employees. Until the fifth anniversary of the Closing Date, (a) Seller will not directly or indirectly solicit or offer employment to anyone (i) who is then an employee of Purchaser, or (ii) who has terminated such employment with Purchaser without the consent of Purchaser within 180 days of such solicitation or offer; and, (b) Purchaser will not directly or indirectly solicit or offer employment to any person who after the Closing Date (i) is then an employee of Seller, or, (ii) who has terminated such employment with Seller without the consent of Seller within 180 days of such solicitation or offer.


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          7.3 Discharge of  Obligations.  From and after the Closing Date Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Public Safety Software Business, or the Assets (except for those expressly assumed by Purchaser hereunder), including without limitation any liabilities or obligations to employees, trade creditors and customers of the Public Safety Software Business unless Seller disputes name, is pursuing a resolution or contesting same in good faith and has adequately reserved against such obligation or liability.

          7.4 Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the fifth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Public Safety Software Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Public Safety Software Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such action is consistent with past practice and such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

          7.5 Payments Received. Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and

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     will  account  to the  other  for all such  receipts.  From and  after  the
     Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Public Safety Software Business and the Assets transferred to Purchaser hereunder.

          7.6 [Intentionally left Blank].

          7.7 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets or the Public Safety Software Business to Purchaser. In addition, Seller will execute such documents and financing statements as Purchaser may request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.

          7.8 [Intentionally Omitted]

          7.9 Covenant Not to Compete. Seller and each of its affiliates agrees that for a period of five years after the Closing Date, neither it nor any of its affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business whether in corporate, proprietorship or partnership form or otherwise as more than a five percent owner in such business where such business is competitive with the Public Safety Software Business. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 7.9 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

          7.10 Right of Setoff. In addition to any other rights and remedies the Purchsaer has hereunder, in the event any claim, suit, or legal administrative, arbitration or other proceeding is made or brought against the Purchaser or the Assets (each an "Action") arising out of any actions of Mark Honigsfeld relating to Seller's securities, which Action is brought following the date of this Agreement and prior to December 31, 1999, Purchaser shall have the right to set off the amount of liabilities or damages suffereed by Purchaser arising from any Action against any Royalty Payments payable pursuamt to Section 1.3.1(b) hereof.

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                          ARTICLE VIII - MISCELLANEOUS

          8.1 Royalty Payments to Seller (a) On or before the fifteenth day following the end of each calender month after the Closing Date, Purchaser shall submit to the Seller a written statement of sales and license orders during such calender month to which Seller is entitled to receive a Royalty Payment as provided in Section 1.3.1(b) hereof, which, among other things, details the nature of the transaction giving rise to the Royalty Payment and calculates the Royalty Payment related to each transaction. Purchaser shall remit all or part of the Royalty Payment together with said written statement to Seller or to any person to whom Seller directs by written notice to Purchaser.

               (b) For a period of sixty (60) days following receipt of any statement referred to in Section 8.1 hereof, Seller shall have the right to review Purchaser's books and records to verify the accuracy of the statement. Purchaser shall, and Purchaser shall cause its directors, attorneys, employees, agents and representatives to fully cooperate with seller in such accounting. Any such review shall be at Seller's sole cost and expense (excluding Purchaser's salaries, consultation and professional fees payable by Seller to its employees, consultants, attorneys, accountants and other professional advisors) and shall be made upon reasonable notice to Purchaser and during Purchaser's usual business hours; provided, however, if any inaccuracy or error in the amount of Royalty Payments is discovered by Seller, during any accounting, Purchaser shall promptly reimburse Seller for its costs and expenses of such accounting.

               (c) In the event that the Seller and Purchaser disagree on the amount payable to Seller, the dispute shall be resolved as provided in
          Section 6.5 hereof.

          8.2 Purchaser's Use of Seller's Office Space. In order to facilitate an orderly transition of the Public Safety Software Business, following the Closing and through July 31, 1999, Seller shall permit Purchaser, at Purchaser's option, to use up to sixty (60%) percent of Seller's office space at 77 Spruce Street, Cedarhurst, New York. Purchaser shall pay Seller pro rata under Seller's lease for, and utilities and maintenance costs relating to, said space as set forth on Schedule 8.2 annexed hereto. Purchaser shall give Seller ten (10) days notice of its intent to vacate the premises.

          8.3 Consultation with Seller's employees. In order to provide for an orderly transition of the Public Safety Software

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



     Business and service of Seller's customers, for a period of up to six (6) months after the Closing, Seller shall, to the best of its ability, make available to Purchaser employees of Seller to assist in the transfer, use and operation of Seller's Public Safety Software Systems. Purchaser shall pay Seller a standard hourly rate for the services provided by such employees.

          8.4 Brokers' and Finders' Fees.(a) Seller represents and warrants to Purchaser that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person, who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreements with any such person.

               (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with or any such person.

          8.5 Sales, Transfer and Documentary Taxes, etc. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on Seller or Purchaser and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay the filing of or failure to file any such taxes or reports required in connection therewith.

          8.6 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

          8.7 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between Seller and Purchaser and supersedes any prior understandings, agreements, or representations by or between Seller and Purchaser, written or oral, to the extent they related in any way to the subject matter hereof.

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



          8.8 Succession and Assignment. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

          8.9 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

          8.10 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by confirmed facsimile transmission, overnight mail or nationally recognized overnight courier as follows:

                  If to Purchaser, to:

                           Admit Computer Services, Inc.
                           185 Merritts Road
                           Farmingdale, New York 11735
                           Attention: Dennis Labriola, President
                           Telecopier Number: (516) 249-1288

                  With a required copy to:

                           Geoffrey H. Ward, Esq.
                           230 Park Avenue
                           Suite 2215
                           New York, New York 10169
                           Telecopier Number: (212) 697-0946

                  If to Seller to:

                           Compu-DAWN, Inc.
                           c/o e.TV Commerce, Inc.
                           12735 Grand Bay Parkway West
                           Building 200
                           Jacksonville, Florida 32241
                           Attention: Chief Financial Officer
                           Telecopier Number: (904) 680-6442

                  With a required copy to:

                           Certilman Balin Adler & Hyman, LLP
                           90 Merrick Avenue
                           East Meadow, New York 11554
                           Attention: Gavin C. Grusd, Esq.
                           Telecopier Number: (516) 296-7111

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          or to such other  address as the  addressee  may have  specified  in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, or, in the case of mailing, except overnight mail, three days after it is mailed.

          8.11 New York Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, excluding choice of law principles thereof. Venue for all court proceedings hereunder shall be in Nassau County, State of New York.

          8.12 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other Indemnified Parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

          8.13 Headings and Gender. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

          8.14 All Exhibits and Schedules. The Exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          8.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          8.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          8.17 Publicity. Neither Seller nor Purchaser will issue any report, statement, release or other public announcement pertaining to the matters contemplated by this Agreement or otherwise disclose the terms hereof without the prior written consent of the other. Notwithstanding the foregoing, Seller is permitted to make any disclosures or public announcements of the transactions contemplated hereby and/or the terms thereof without the prior written consent and approval of Purchaser if Seller shall determine that such disclosure is required in order for Seller to comply with applicable securities laws and regulations.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

ATTEST:                                           ADMIT COMPUTER SERVICES, INC.


By: /s/ Geoffrey Ward                             By /s/ Dennis Labriola
---------------------                             ----------------------
    As its                                           As its President


ATTEST:                                           Compu-DAWN, Inc.



By                                                By /s/ Rudy C. Theale, Jr.
-------------------                               --------------------------
  As its                                             As its Vice Chairman











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